Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of our report dated March 14, 2011 relating to the consolidated financial statements of Banco Santander Río S.A. (the “Bank”) appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Co. S.R.L.
Buenos Aires City, Argentina
May 26, 2011
/s/ Deloitte & Co. S.R.L.
/s/ Carlos B. Srulevich
Carlos B. Srulevich
(Partner)